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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of National-Oilwell, Inc. for the registration of 800,000 shares of its common stock and to the incorporation by reference therein of our report dated October 31, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. included in its Current Report (Form 8-K) dated November 7, 1997, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP


Houston, Texas
December 30, 1997